Exhibit 99.2

2016 FOURTH QUARTER

supplemental information

THE
BEST
IN RETAIL
FROM EVERY
ANGLE

RPAI®

TABLE OF CONTENTS

1 EARNINGS RELEASE ....i – viii

2 FINANCIAL SUMMARY

Consolidated Balance Sheets... 1

Consolidated Statements of Operations 2

Funds From Operations Attributable to Common Shareholders, Operating FFO Attributable to Common Shareholders and Additional Information........................ 3

Supplemental Financial Statement Detail 4

Same Store Net Operating Income 5

Capitalization.. 6

Covenants... 7

Consolidated Debt Summary... 8

Summary of Indebtedness.. 9

3 TRANSACTION SUMMARY

Development Projects... 10-11

Acquisitions.. 12

Dispositions.. 13

4 PORTFOLIO SUMMARY

Market Summary 14

Retail Operating Portfolio Occupancy............................... 15

Top Retail Tenants 16

Retail Leasing Activity Summary...................................... 17

Retail Lease Expirations 18

5 OTHER INFORMATION

Non-GAAP Financial Measures and Reconciliations...... 19-22

Retail Properties of America, Inc. | 2021 Spring Road, Suite 200 | Oak Brook, Illinois 60523 | 855.247.RPAI | www.rpai.com

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
FOURTH QUARTER AND FULL YEAR 2016 RESULTS
Oak Brook, IL – February 14, 2017 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter and year ended December 31, 2016.
FINANCIAL RESULTS
For the quarter ended December 31, 2016, the Company reported:

▪	Net income attributable to common shareholders of $15.9 million, or $0.07 per share, compared to $0.6 million, or $0.00 per share, for the same period in 2015;

▪	Funds from operations (FFO) attributable to common shareholders of $52.9 million, or $0.22 per share, compared to $59.5 million, or $0.25 per share, for the same period in 2015; and

▪	Operating funds from operations (Operating FFO) attributable to common shareholders of $59.9 million, or $0.25 per share, compared to $62.6 million, or $0.26 per share, for the same period in 2015.
For the year ended December 31, 2016, the Company reported:

▪	Net income attributable to common shareholders of $157.4 million, or $0.66 per share, compared to $115.6 million, or $0.49 per share, for 2015;

▪	FFO attributable to common shareholders of $268.0 million, or $1.13 per share, compared to $227.9 million, or $0.96 per share, for 2015; and

▪	Operating FFO attributable to common shareholders of $257.2 million, or $1.09 per share, compared to $251.3 million, or $1.06 per share, for 2015.
OPERATING RESULTS
For the quarter ended December 31, 2016, the Company’s portfolio results were as follows:

▪	1.9% increase in same store net operating income (NOI) over the comparable period in 2015;

▪
Total same store portfolio percent leased, including leases signed but not commenced: 95.7% at December 31, 2016, up 30 basis points from 95.4% at September 30, 2016 and up 10 basis points from 95.6% at December 31, 2015;

▪
Retail portfolio percent leased, including leases signed but not commenced: 95.0% at December 31, 2016, up 50 basis points from 94.5% at September 30, 2016 and up 10 basis points from 94.9% at December 31, 2015;

▪	Retail portfolio annualized base rent (ABR) per occupied square foot of $17.11 at December 31, 2016, up 5.2% from $16.27 ABR per occupied square foot at December 31, 2015;

▪	502,000 square feet of retail leasing transactions comprised of 136 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 27.4% on new leases and 4.5% on renewal leases for a blended spread of 6.8%.

■ Retail Properties of America, Inc.
T: 800.541.7661
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

For the year ended December 31, 2016, the Company’s portfolio results were as follows:

▪	3.5% increase in same store NOI over the comparable period in 2015;

▪	3,332,000 square feet of retail leasing transactions comprised of 540 new and renewal leases; and

▪
Positive comparable cash blended leasing spreads of 7.5%, consisting of 6.6% on renewal leases and 13.8% on new leases. Excluding the impact from eight Rite Aid leases within the Company’s single-user retail portfolio that were extended to effectuate the planned 2016 disposition of these assets, all of which were sold during the second and third quarters, comparable cash blended leasing spreads were 7.8%.

“Our tremendous team here at RPAI delivered strong results in 2016,” stated Steve Grimes, president and chief executive officer. “With same store NOI growth of 3.5%, nearly $1.0 billion in portfolio transaction volume, a compelling Investor Day, and recently the defeasance of the IW JV portfolio of mortgages payable, 2016 by all measures was an outperformance year and our foundation is healthier than ever going into 2017.”
INVESTMENT ACTIVITY
Acquisitions
In 2016, the Company completed $408.3 million of acquisitions, primarily on an unencumbered basis, with a weighted average ABR per occupied square foot of $22.20. These acquisitions included seven high quality, multi-tenant retail assets, the fee interest in an existing multi-tenant retail property and the anchor space improvements, which were previously subject to a ground lease with the Company, at an existing multi-tenant retail property. The acquisitions are located in the Chicago, New York, Dallas and Seattle Metropolitan Statistical Areas (MSA) and the greater Washington, D.C. area, expanding the Company’s multi-tenant retail footprint in its target markets by 1.0 million square feet. These properties possess strong demographic profiles, with weighted average household income of $109,000 and weighted average population of 84,000 within a three-mile radius.
During the quarter, the Company closed on the first phase of the previously announced acquisition of One Loudoun Downtown, located in the Washington, D.C. MSA, for a gross purchase price of $125.0 million. The Company remains under contract for the remaining phases at One Loudoun Downtown, representing an aggregate gross purchase price of up to $35.5 million. These transactions are expected to close throughout the first three quarters of 2017 as the seller completes construction on stand-alone buildings at the property.
Subsequent to year end, the Company completed the previously announced acquisition of Main Street Promenade, located in the heart of Downtown Naperville, Illinois in the Chicago MSA, for a gross purchase price of $88.0 million. Main Street Promenade is a 182,000 square foot mixed-use project that includes approximately 103,000 square feet of retail and approximately 79,000 square feet of office, as well as an adjacent vacant parcel identified for future redevelopment that is entitled for up to 80,000 square feet of mixed-use space. Downtown Naperville is located just 30 miles from Chicago and is the destination of choice for shopping, dining and relaxation with over 100 national and boutique stores, 40 national and local restaurants and 300 businesses, epitomizing the work, shop, play lifestyle. The property is currently 93.1% occupied and is located within a “super-zip”, one of the most affluent and well-educated zip codes in the country, and boasts average household income of $130,000 and population of 215,000 within a five-mile radius.

Dispositions
In 2016, the Company completed $543.0 million of dispositions, which included the sales of 10 non-target multi-tenant retail assets for $386.6 million, 35 single-user retail assets for $151.5 million, one single-user outparcel for $2.6 million and one development property, which was not under active development, for $2.3 million.
During the quarter, the Company completed $149.7 million of dispositions, which included the sales of 14 single-user retail assets for $54.8 million, three non-target multi-tenant retail assets for $92.6 million and one development property, which was not under active development, for $2.3 million.
Subsequent to year end, the Company disposed of a single-user retail asset for $0.5 million. Additionally, the Company is under contract to sell $166.9 million of dispositions, including seven non-target multi-tenant retail assets for $158.9 million and two single-user retail assets for $8.0 million. These transactions are expected to close in the first quarter of 2017, subject to satisfaction of customary closing conditions.
SCHAUMBURG TOWERS
On January 19, 2017, the Company announced that the office property formerly known as Zurich Towers has been renamed Schaumburg Towers. Additionally, the Company signed two new leases with Great American Insurance Group and Swiss Re for approximately 78,000 square feet. Schaumburg Towers is an office building with twin 20-story towers totaling approximately 895,000 square feet. The property is located in Schaumburg, Illinois and situated adjacent to Woodfield Mall, a Class A shopping mall easily accessible from two major highways. To date, the Company has re-leased approximately 397,000 square feet of the available 895,000 square feet.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
As of December 31, 2016, the Company had approximately $2.0 billion of consolidated indebtedness, which resulted in a net debt to adjusted EBITDA ratio of 5.6x, or a net debt and preferred stock to adjusted EBITDA ratio of 6.0x. Consolidated indebtedness had a weighted average contractual interest rate of 4.44% and a weighted average maturity of 5.3 years.
During 2016, the Company executed on numerous significant capital markets initiatives, including the following:

▪
In January 2016, closed on a $1.2 billion amended and restated unsecured credit facility, which increased total capacity by $200.0 million, extended the weighted average term by 2.2 years and lowered the weighted average interest rate by 13 basis points;

▪
In September 2016, entered into an agreement to issue $200.0 million of senior unsecured notes, consisting of $100.0 million of 10-year 4.08% senior unsecured notes (Notes Due 2026) and $100.0 million of 12-year 4.24% senior unsecured notes (Notes Due 2028), resulting in a weighted average fixed interest rate of 4.16%. The issuance of the Notes Due 2026 occurred on September 30, 2016 and the issuance of the Notes Due 2028 occurred on December 28, 2016;

▪
In November 2016, entered into an agreement for a seven-year $200.0 million senior unsecured term loan (Term Loan Due 2023) with an interest rate of London Interbank Offered Rate (LIBOR) plus a credit spread of between 1.70% and 2.55%, based on the Company’s leverage ratio. In January 2017, the Company drew the full balance of the Term Loan Due 2023. In addition, in January 2017, the Company entered into two interest rate swap agreements to effectively fix the interest rate on the Term Loan Due 2023 at 1.2628% plus a credit spread through November 22, 2018;

▪	Throughout 2016, repaid or extinguished $321.5 million of mortgage debt without prepayment penalties, excluding amortization, with a weighted average interest rate of

5.47%, of which $191.8 million was repaid during the fourth quarter with a weighted average interest rate of 5.14%;

▪	During the fourth quarter, defeased or incurred prepayment penalties related to the extinguishment of $36.4 million of mortgage debt with a weighted average interest rate of 5.55%; and

▪	During the fourth quarter, repurchased 591,488 shares of common stock under the Company’s stock repurchase program at an average price per share of $14.93 for a total of approximately $8.8 million.
Subsequent to year end, the Company defeased the $379.4 million IW JV cross-collateralized portfolio of mortgages payable that were scheduled to mature in 2019 and had an interest rate of 7.50%. In connection with this transaction, the Company incurred approximately $60.2 million in defeasance costs. The fair value of these mortgages was approximately $45.1 million higher than the outstanding principal balance as of December 31, 2016.
2017 GUIDANCE
The Company expects to generate net income attributable to common shareholders of $1.15 to $1.20 per share in 2017. The Company expects to generate Operating FFO of $1.00 to $1.05 per share in 2017, based, in part, on the following assumptions:

▪	Generate same store NOI growth of 2.0% to 3.0%;

▪	Acquire approximately $375 to $475 million of strategic acquisitions in the Company’s target markets;

▪	Dispose of approximately $800 to $900 million of assets, including the sale of Schaumburg Towers; and

▪	Incur approximately $42 to $44 million of general and administrative expenses.
The following table reconciles the Company’s reported 2016 Operating FFO to the Company’s 2017 Operating FFO guidance range.

	Low	High
2016 Operating FFO per common share outstanding	$1.09	$1.09

2016 net retail investment activity	(0.04)	(0.04)
2017 net retail investment activity(1)	(0.12)	(0.08)
Schaumburg Towers (expected sale in the fourth quarter of 2017)	(0.07)	(0.07)
Subtotal	0.86	0.90

Same store NOI growth	0.025	0.035
Interest expense(1)	0.14	0.13
General and administrative expenses	0.00	0.01
Redevelopment assets(2)	(0.01)	(0.01)
Non-cash items(3)	(0.01)	(0.01)
Lease termination fee income(4)	(0.005)	(0.005)
2017 estimated Operating FFO per common share outstanding	$1.00	$1.05

(1)	Reflects the relative timing of acquisitions and dispositions during the year

(2)
Represents three properties where the Company has begun redevelopment and/or activities in anticipation of future redevelopment: Reisterstown Road Plaza, Towson Circle and Boulevard at the Capital Centre

(3)	Non-cash items include straight-line rental income, amortization of above and below market lease intangibles and lease inducements, and non-cash ground rent expense

(4)	The Company has not forecasted speculative lease termination fee income for 2017

DIVIDEND
On February 13, 2017, the Company declared the first quarter 2017 Series A preferred stock cash dividend of $0.4375 per preferred share, for the period beginning January 1, 2017, which will be paid on March 31, 2017 to preferred shareholders of record on March 20, 2017.
On February 13, 2017, the Company also declared the first quarter 2017 quarterly cash dividend of $0.165625 per share on its outstanding Class A common stock, which will be paid on April 10, 2017 to Class A common shareholders of record on March 27, 2017.
WEBCAST AND SUPPLEMENTAL INFORMATION
The Company’s management team will hold a webcast on Wednesday, February 15, 2017 at 11:00 AM (ET), to discuss its quarterly and full year financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the INVEST section. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register.
A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the INVEST section of the website and follow the instructions. A replay of the call will be available from 2:00 PM (ET) on February 15, 2017 until midnight (ET) on March 1, 2017. The replay can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers and entering pin number 13650424.
The Company has also posted supplemental financial and operating information and other data in the INVEST section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT that owns and operates high quality, strategically located shopping centers in the United States. As of December 31, 2016, the Company owned 156 retail operating properties representing 25.8 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “should”, “intends”, “plans”, “estimates”, “continue” or “anticipates” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, rental rates and/or vacancy rates, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, interest rates or operating costs, real estate valuations, the availability, terms and deployment of capital, general volatility of the capital and credit markets and the market price of the Company’s Class A common stock, risks generally associated with real estate acquisitions and dispositions, including the Company’s ability to identify and pursue acquisition and disposition opportunities, risks generally associated with redevelopment, including the impact of

v

construction delays and cost overruns, the Company’s ability to lease redeveloped space and the Company’s ability to identify and pursue redevelopment opportunities, competitive and cost factors, the Company’s ability to enter into new leases or renew leases on favorable terms, the Company’s ability to create long-term shareholder value, satisfaction of closing conditions to the pending transactions described herein, the Company’s failure to successfully execute its non-target disposition program and capital recycling efforts, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors”. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the financial statement impact of gains or losses associated with the early extinguishment of debt or other liabilities, impairment charges to write down the carrying value of assets other than depreciable real estate, actual or anticipated settlement of litigation involving the Company and executive and realignment separation charges, which are otherwise excluded from the Company’s calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports Net Operating Income (NOI), which it defines as all revenues other than straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income, less real estate taxes and all operating expenses other than straight-line ground rent expense and amortization of acquired ground lease intangibles, which are non-cash items. NOI consists of Same Store NOI and NOI from Other Investment Properties. Same Store NOI for the year ended December 31, 2016 represents NOI from the Company’s same store portfolio consisting of 140 retail operating properties acquired or placed in service and stabilized prior to January 1, 2015. NOI from Other Investment Properties for the year ended December 31, 2016 represents NOI primarily from properties acquired during 2015 and 2016, the Company’s one remaining office property, three properties where the Company has begun redevelopment and/or activities in anticipation of future redevelopment, the properties that were sold or held for sale in 2015 and 2016, the net income from the Company’s wholly-owned captive insurance company and the historical ground rent expense related to an existing same store investment property that was subject to a ground lease with a third party prior to the Company’s acquisition of the fee interest on April 29, 2016. For the three months ended December 31, 2016, the Company’s same store portfolio consists of 147 retail operating properties inclusive of the same store portfolio for the year ended December 31, 2016 and seven additional retail operating properties that were acquired during the nine months ended September 30, 2015. The financial results reported in Other Investment Properties for the three months ended December 31, 2016 are inclusive of the topics described above for the year ended December 31, 2016 excluding the seven investment properties that were acquired during the nine months ended September 30, 2015. The Company believes that NOI, Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from “Operating income” or “Net income attributable to common shareholders” in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the

Company’s operating results. NOI, Same Store NOI and NOI from Other Investment Properties do not represent alternatives to “Net income” or “Net income attributable to common shareholders” in accordance with GAAP as indicators of the Company’s financial performance. Comparison of the Company’s presentation of NOI, Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Adjusted EBITDA is a supplemental non-GAAP financial measure and represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. The Company believes that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare the Company’s performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA should not be considered an alternative to “Net income attributable to common shareholders” as an indicator of the Company’s financial performance. Comparison of the Company’s presentation of Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) the Company’s total notional debt, excluding unamortized premium, discount and capitalized loan fees, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt net of cash and cash equivalents, which could be used to repay debt, compared to its performance as measured using Adjusted EBITDA. Comparison of the Company’s presentation of Net Debt to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt and Preferred Stock to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) the Company’s total notional debt, excluding unamortized premium, discount and capitalized loan fees, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to its performance as measured using Adjusted EBITDA. Comparison of the Company’s presentation of Net Debt and Preferred Stock to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
CONTACT INFORMATION
For Investors:
Michael Fitzmaurice
VP – Capital Markets & Investor Relations
Retail Properties of America, Inc.
(630) 634-4233

For Media Inquiries:
Kimberly Freely
AVP – Director of Public Relations & Communications
Retail Properties of America, Inc.
(630) 634-4319

Retail Properties of America, Inc.
FFO Attributable to Common Shareholders and
Operating FFO Attributable to Common Shareholders Guidance

	Per Share Guidance Range Full Year 2017
	Low	High

Net income attributable to common shareholders	$1.15	$1.20
Depreciation and amortization of depreciable real estate	0.88	0.88
Provision for impairment of investment properties	—	—
Gain on sales of depreciable investment properties	(1.35)	(1.35)
FFO attributable to common shareholders	$0.68	$0.73

Impact on earnings from the early extinguishment of debt, net	0.30	0.30
Provision for hedge ineffectiveness	—	—
Preferred stock redemption in excess of carrying value	0.02	0.02
Other	—	—
Operating FFO attributable to common shareholders	$1.00	$1.05

Retail Properties of America, Inc.
Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	December 31, 2016	December 31, 2015
Assets
Investment properties:
Land	$1,191,403	$1,254,131
Building and other improvements	4,284,664	4,428,554
Developments in progress	23,439	5,157
	5,499,506	5,687,842
Less accumulated depreciation	(1,443,333)	(1,433,195)
Net investment properties	4,056,173	4,254,647

Cash and cash equivalents	53,119	51,424
Accounts and notes receivable (net of allowances of $6,886 and $7,910, respectively)	78,941	82,804
Acquired lease intangible assets, net	142,015	138,766
Assets associated with investment properties held for sale	30,827	—
Other assets, net	91,898	93,610
Total assets	$4,452,973	$4,621,251

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $1,437 and $1,865, respectively, unamortized discount of $(622) and $(1), respectively, and unamortized capitalized loan fees of $(5,026) and $(7,233), respectively)	$769,184	$1,123,136
Unsecured notes payable, net (includes unamortized discount of $(971) and $(1,090), respectively, and unamortized capitalized loan fees of $(3,886) and $(3,334), respectively)	695,143	495,576
Unsecured term loans, net (includes unamortized capitalized loan fees of $(2,402) and $(2,474), respectively)	447,598	447,526
Unsecured revolving line of credit	86,000	100,000
Accounts payable and accrued expenses	83,085	69,800
Distributions payable	39,222	39,297
Acquired lease intangible liabilities, net	105,290	114,834
Liabilities associated with investment properties held for sale	864	—
Other liabilities	74,501	75,745
Total liabilities	2,300,887	2,465,914

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, 7.00% Series A cumulative redeemable preferred stock, 5,400 shares issued and outstanding as of December 31, 2016 and 2015; liquidation preference $135,000	5	5
Class A common stock, $0.001 par value, 475,000 shares authorized, 236,770 and 237,267 shares issued and outstanding as of December 31, 2016 and 2015, respectively	237	237
Additional paid-in capital	4,927,155	4,931,395
Accumulated distributions in excess of earnings	(2,776,033)	(2,776,215)
Accumulated other comprehensive income (loss)	722	(85)
Total equity	2,152,086	2,155,337
Total liabilities and equity	$4,452,973	$4,621,251

4th Quarter 2016 Supplemental Information	1

Retail Properties of America, Inc.
Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues
Rental income	$111,577	$116,819	$455,658	$472,344
Tenant recovery income	29,429	29,919	118,569	119,536
Other property income	1,746	2,182	8,916	12,080
Total revenues	142,752	148,920	583,143	603,960

Expenses
Operating expenses	22,457	23,191	85,895	94,780
Real estate taxes	20,808	20,853	81,774	82,810
Depreciation and amortization	60,828	51,361	224,430	214,706
Provision for impairment of investment properties	9,328	15,824	20,376	19,937
General and administrative expenses	11,233	14,708	44,522	50,657
Total expenses	124,654	125,937	456,997	462,890

Operating income	18,098	22,983	126,146	141,070

Gain on extinguishment of debt	—	—	13,653	—
Gain on extinguishment of other liabilities	—	—	6,978	—
Interest expense	(31,387)	(28,328)	(109,730)	(138,938)
Other (expense) income, net	(386)	302	63	1,700
(Loss) income from continuing operations	(13,675)	(5,043)	37,110	3,832
Gain on sales of investment properties	31,970	8,578	129,707	121,792
Net income	18,295	3,535	166,817	125,624
Net income attributable to noncontrolling interest	—	(528)	—	(528)
Net income attributable to the Company	18,295	3,007	166,817	125,096
Preferred stock dividends	(2,363)	(2,363)	(9,450)	(9,450)
Net income attributable to common shareholders	$15,932	$644	$157,367	$115,646

Earnings per common share – basic and diluted
Net income per common share attributable to common shareholders	$0.07	$—	$0.66	$0.49

Weighted average number of common shares outstanding – basic	236,528	236,477	236,651	236,380

Weighted average number of common shares outstanding – diluted	236,852	236,479	236,951	236,382

4th Quarter 2016 Supplemental Information	2

Retail Properties of America, Inc.
Funds From Operations (FFO) Attributable to Common Shareholders,
Operating FFO Attributable to Common Shareholders and Additional Information
(dollar amounts in thousands, except per share amounts)
(unaudited)

FFO attributable to common shareholders and Operating FFO attributable to common shareholders (a)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Net income attributable to common shareholders	$15,932	$644	$157,367	$115,646
Depreciation and amortization of depreciable real estate	60,441	51,082	223,018	213,602
Provision for impairment of investment properties	8,485	15,824	17,369	19,937
Gain on sales of depreciable investment properties, net of noncontrolling interest	(31,970)	(8,050)	(129,707)	(121,264)
FFO attributable to common shareholders	$52,888	$59,500	$268,047	$227,921

FFO attributable to common shareholders per common share outstanding	$0.22	$0.25	$1.13	$0.96

FFO attributable to common shareholders	$52,888	$59,500	$268,047	$227,921
Impact on earnings from the early extinguishment of debt, net	5,814	1,229	(7,028)	18,864
Provision for hedge ineffectiveness	14	—	(21)	(25)
Provision for impairment of non-depreciable investment property	843	—	3,007	—
Gain on extinguishment of other liabilities	—	—	(6,978)	—
Executive and realignment separation charges (b)	—	1,193	—	4,730
Other (c)	321	685	132	(224)
Operating FFO attributable to common shareholders	$59,880	$62,607	$257,159	$251,266

Operating FFO attributable to common shareholders per common share outstanding	$0.25	$0.26	$1.09	$1.06

Weighted average number of common shares outstanding – basic	236,528	236,477	236,651	236,380
Dividends declared per common share	$0.165625	$0.165625	$0.6625	$0.6625

Additional Information (d)
Lease-related expenditures (e)
Same store	$3,891	$8,552	$27,350	$23,371
Other investment properties	$758	$622	$7,243	$10,785

Capital expenditures (f)
Same store	$4,364	$2,528	$17,785	$14,709
Other investment properties	$1,458	$415	$9,030	$4,968

Straight-line rental income, net	$1,547	$1,201	$4,601	$3,498
Amortization of above and below market lease intangibles and lease inducements	$363	$2,064	$1,958	$2,774
Non-cash ground rent expense (g)	$741	$785	$2,693	$3,162

(a)	Refer to page 19 for definitions of FFO attributable to common shareholders and Operating FFO attributable to common shareholders.

(b)	Included in "General and administrative expenses" in the consolidated statements of operations.

(c)	Consists of the impact on earnings from net settlements and easement proceeds, which are included in "Other (expense) income, net" in the consolidated statements of operations.

(d)
The same store portfolio for the year ended ended December 31, 2016 consists of 140 retail operating properties. The same store portfolio for the three months ended December 31, 2016 consists of 147 retail operating properties. Refer to pages 19 – 22 for definitions and reconciliations of non-GAAP financial measures.

(e)	Consists of payments for tenant improvements, lease commissions and lease inducements and excludes developments in progress.

(f)	Consists of payments for building, site and other improvements, net of anticipated recoveries, and excludes developments in progress.

(g)	Includes amortization of acquired ground lease intangibles and straight-line ground rent expense.

4th Quarter 2016 Supplemental Information	3

Retail Properties of America, Inc.
Supplemental Financial Statement Detail
(amounts in thousands)
(unaudited)

Supplemental Balance Sheet Detail	December 31, 2016	December 31, 2015
Accounts and Notes Receivable
Accounts and notes receivable (net of allowances of $6,200 and $7,052, respectively)	$27,948	$30,143
Straight-line receivables (net of allowances of $686 and $858, respectively)	50,993	52,661
Total	$78,941	$82,804

Other Assets, Net
Deferred costs, net	$30,657	$27,132
Restricted cash and escrows	29,230	35,804
Fair value of derivatives	743	—
Other assets, net	31,268	30,674
Total	$91,898	$93,610

Other Liabilities
Unearned income	$16,883	$22,216
Straight-line ground rent liability	31,516	35,241
Fair value of derivatives	—	85
Other liabilities	26,102	18,203
Total	$74,501	$75,745

Developments in Progress
Active developments/redevelopments (a)	$23,439	$—
Property available for future development	—	5,157
Total	$23,439	$5,157

Supplemental Statements of Operations Detail
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Rental Income
Base rent	$108,310	$112,269	$443,941	$460,265
Percentage and specialty rent	1,357	1,285	5,158	5,807
Straight-line rent	1,547	1,201	4,601	3,498
Amortization of above and below market lease intangibles and lease inducements	363	2,064	1,958	2,774
Total	$111,577	$116,819	$455,658	$472,344

Other Property Income
Lease termination income	$269	$45	$3,339	$3,757
Other property income	1,477	2,137	5,577	8,323
Total	$1,746	$2,182	$8,916	$12,080

Property Operating Expense Supplemental Information
Bad Debt Expense	$989	$367	$1,763	$1,472
Non-Cash Ground Rent Expense (b)	$741	$785	$2,693	$3,162

General and Administrative Expense Supplemental Information
Acquisition Costs (c)	$—	$294	$913	$1,591
Non-Cash Amortization of Stock-Based Compensation	$1,913	$2,528	$7,206	$10,644

Additional Supplemental Information
Capitalized Compensation Costs – Development and Capital Projects	$430	$—	$1,196	$—
Capitalized Internal Leasing Incentives	$99	$134	$423	$474
Capitalized Interest	$68	$—	$69	$—

(a)	Represents Reisterstown Road Plaza and Towson Circle. See page 10 for further details.

(b)	Includes amortization of acquired ground lease intangibles and straight-line ground rent expense.

(c)
The Company early adopted ASU 2017-01, Business Combinations, on a prospective basis as of October 1, 2016. As a result, $725 of acquisition costs incurred during the three months ended December 31, 2016 were capitalized.

4th Quarter 2016 Supplemental Information	4

Retail Properties of America, Inc.
Same Store Net Operating Income (NOI)
(dollar amounts in thousands)
(unaudited)

Same store portfolio (a)
	As of December 31 based on Same store portfolio for the Three Months Ended December 31, 2016			As of December 31 based on Same store portfolio for the Year Ended December 31, 2016
	2016	2015	Change	2016	2015	Change

Number of retail operating properties in same store portfolio	147	147	—	140	140	—

Occupancy	95.1%	94.9%	0.2%	95.1%	95.0%	0.1%

Percent leased (b)	95.7%	95.6%	0.1%	95.7%	95.6%	0.1%

Same store NOI (c)
	Three Months Ended December 31,			Year Ended December 31,
	2016	2015	Change	2016	2015	Change

Base rent	$95,065	$93,009		$355,077	$347,806
Percentage and specialty rent	1,074	682		3,626	3,095
Tenant recovery income	26,665	26,058		96,208	94,354
Other property operating income (d)	1,037	946		3,405	3,527
	123,841	120,695		458,316	448,782

Property operating expenses (e)	18,246	17,650		64,355	65,722
Bad debt expense	883	300		31	1,179
Real estate taxes	18,485	18,105		67,144	66,210
	37,614	36,055		131,530	133,111

Same Store NOI (c)	$86,227	$84,640	1.9%	$326,786	$315,671	3.5%

(a)
For the year ended December 31, 2016, the Company's same store portfolio consists of 140 retail operating properties and excludes properties acquired or placed in service and stabilized during 2015 and 2016, the Company's one remaining office property, three properties where the Company has begun redevelopment and/or activities in anticipation of future redevelopment and investment properties sold or classified as held for sale during 2015 and 2016. For the three months ended December 31, 2016, the Company's same store portfolio consists of 147 retail operating properties inclusive of the same store portfolio for the year ended December 31, 2016 and seven additional properties that were acquired during the nine months ended September 30, 2015.

(b)	Includes leases signed but not commenced.

(c)
Refer to pages 19 – 22 for definitions and reconciliations of non-GAAP financial measures. Comparison of the Company's presentation of Same Store NOI to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

(d)	Consists of all operating items included in "Other property income" in the consolidated statements of operations, which include all items other than lease termination fee income.

(e)
Consists of all property operating items included in "Operating expenses" in the consolidated statements of operations, which include all items other than straight-line ground rent expense and amortization of acquired ground lease intangibles, which are non-cash items.

4th Quarter 2016 Supplemental Information	5

Retail Properties of America, Inc.
Capitalization
(dollar amounts in thousands, except share price and ratios)

Capitalization Data
	December 31, 2016	December 31, 2015
Equity Capitalization
Common stock shares outstanding (a)	236,770	237,267
Common share price	$15.33	$14.77
	3,629,684	3,504,434
Series A preferred stock	135,000	135,000
Total equity capitalization	$3,764,684	$3,639,434

Debt Capitalization
Mortgages payable (b)	$773,395	$1,128,505
Unsecured notes payable (c)	700,000	500,000
Unsecured term loans (d)	450,000	450,000
Unsecured revolving line of credit	86,000	100,000
Total debt capitalization	$2,009,395	$2,178,505

Total capitalization at end of period	$5,774,079	$5,817,939

Calculation of Net Debt to Adjusted EBITDA Ratios (e)

	December 31, 2016	December 31, 2015

Total notional debt	$2,009,395	$2,178,505
Less: consolidated cash and cash equivalents	(53,119)	(51,424)
Total net debt	$1,956,276	$2,127,081
Total net debt and preferred stock	$2,091,276	$2,262,081
Adjusted EBITDA (f)	$351,472	$366,652
Net Debt to Adjusted EBITDA	5.6x	5.8x
Net Debt and Preferred Stock to Adjusted EBITDA	6.0x	6.2x

(a)	Excludes performance restricted stock units and options outstanding, which could potentially convert to common stock in the future.

(b)
Mortgages payable excludes mortgage premium of $1,437 and $1,865, discount of $(622) and $(1), and capitalized loan fees of $(5,026) and $(7,233), net of accumulated amortization, as of December 31, 2016 and 2015, respectively.

(c)	Unsecured notes payable exclude discount of $(971) and $(1,090) and capitalized loan fees of $(3,886) and $(3,334), net of accumulated amortization, as of December 31, 2016 and 2015, respectively.

(d)	Unsecured term loans excludes capitalized loan fees of $(2,402) and $(2,474), net of accumulated amortization, as of December 31, 2016 and 2015, respectively.

(e)	Refer to pages 19 – 22 for definitions and reconciliations of non-GAAP financial measures.

(f)	For purposes of these ratio calculations, annualized three months ended figures were used.

4th Quarter 2016 Supplemental Information	6

Retail Properties of America, Inc.
Covenants

Unsecured Credit Facility, Term Loan Due 2023 and Notes Due 2021, 2024, 2026 and 2028 (a)
		Covenant		December 31, 2016

Leverage ratio (b)		< 60.0%	(b)	33.3%

Secured leverage ratio (b)	Unsecured Credit Facility and Term Loan Due 2023: Notes Due 2021, 2024, 2026 and 2028:	< 45.0% < 40.0%	(b)	12.8%

Fixed charge coverage ratio (c)		> 1.50x		2.9x

Interest coverage ratio (d)		> 1.50x		3.5x

Unencumbered leverage ratio (b)		< 60.0%	(b)	31.4%

Unencumbered interest coverage ratio		> 1.75x		6.3x

Notes Due 2025 (e)
	Covenant	December 31, 2016

Leverage ratio (f)	< 60.0%	34.5%

Secured leverage ratio (f)	< 40.0%	13.3%

Debt service coverage ratio (g)	> 1.50x	3.8x

Unencumbered assets to unsecured debt ratio	> 150%	320%

(a)
For a complete listing of all covenants related to the Company's Unsecured Credit Facility (comprised of the unsecured term loans and unsecured revolving line of credit) as well as covenant definitions, refer to the Fourth Amended and Restated Credit Agreement filed as Exhibit 10.8 to the Company's Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 17, 2016. For a complete listing of all covenants as well as covenant definitions related to the Company's Term Loan Due 2023, refer to the credit agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated November 29, 2016. The Term Loan Due 2023 closed during the year ended December 31, 2016 and funded on January 3, 2017. For a complete listing of all covenants related to the Company's 4.12% senior unsecured notes due 2021 and 4.58% senior unsecured notes due 2024 (Notes Due 2021 and 2024) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated May 22, 2014. For a complete listing of all covenants related to the Company's 4.08% senior unsecured notes due 2026 and 4.24% senior unsecured notes due 2028 (Notes Due 2026 and 2028) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated October 5, 2016.

(b)	Based upon a capitalization rate of 6.75%.

(c)
Applies only to the Company's Unsecured Credit Facility, Term Loan Due 2023 and Notes Due 2026 and 2028. This ratio is based upon consolidated debt service, including interest expense, principal amortization and preferred dividends declared, excluding interest expense related to defeasance costs and prepayment premiums.

(d)	Applies only to the Company's Notes Due 2021, 2024, 2026 and 2028.

(e)
For a complete listing of all covenants related to the Company's 4.00% senior unsecured notes due 2025 (Notes Due 2025) as well as covenant definitions, refer to the First Supplemental Indenture filed as Exhibit 4.2 to the Company's Current Report on Form 8-K, dated March 12, 2015.

(f)	Based upon the book value of Total Assets as defined in the First Supplemental Indenture.

(g)
Based upon interest expense and excludes principal amortization and preferred dividends declared. This ratio is calculated on a pro forma basis with the assumption that debt and property transactions occurred on the first day of the preceding four-quarter period.

4th Quarter 2016 Supplemental Information	7

Retail Properties of America, Inc.
Consolidated Debt Summary as of December 31, 2016
(dollar amounts in thousands)

	Balance	Weighted Average (WA) Interest Rate (a)	WA Years to Maturity

Fixed rate mortgages payable (b)	$773,395	6.31%	4.2 years

Unsecured notes payable:
Senior notes – 4.12% due 2021	100,000	4.12%	4.5 years
Senior notes – 4.58% due 2024	150,000	4.58%	7.5 years
Senior notes – 4.00% due 2025	250,000	4.00%	8.2 years
Senior notes – 4.08% due 2026	100,000	4.08%	9.8 years
Senior notes – 4.24% due 2028	100,000	4.24%	12.0 years
Total unsecured notes payable (b)	700,000	4.19%	8.3 years

Unsecured credit facility:
Term loan – fixed rate (c)	250,000	1.97%	4.0 years
Term loan – variable rate	200,000	2.22%	1.4 years
Revolving line of credit – variable rate	86,000	2.12%	3.0 years
Total unsecured credit facility (b)	536,000	2.09%	2.9 years

Total consolidated indebtedness	$2,009,395	4.44%	5.3 years

Consolidated Debt Maturity Schedule as of December 31, 2016

Year	Fixed Rate (b)	WA Rates on Fixed Debt	Variable Rate (b)	WA Rates on Variable Debt (d)	Total	% of Total	WA Rates on Total Debt (a)

2017	$35,023	4.83%	$—	—	$35,023	1.7%	4.83%
2018	11,463	6.51%	200,000	2.22%	211,463	10.5%	2.45%
2019	433,982	7.49%	—	—	433,982	21.6%	7.49%
2020	4,334	4.58%	86,000	2.12%	90,334	4.5%	2.24%
2021	373,249	2.73%	—	—	373,249	18.6%	2.73%
2022	191,488	4.89%	—	—	191,488	9.5%	4.89%
2023	31,758	4.13%	—	—	31,758	1.6%	4.13%
2024	151,737	4.57%	—	—	151,737	7.6%	4.57%
2025	251,809	4.00%	—	—	251,809	12.5%	4.00%
2026	112,634	4.15%	—	—	112,634	5.6%	4.15%
Thereafter	125,918	4.26%	—	—	125,918	6.3%	4.26%
Total	$1,723,395	4.82%	$286,000	2.19%	$2,009,395	100.0%	4.44%

(a)
Interest rates presented exclude the impact of premium, discount and capitalized loan fee amortization. As of December 31, 2016, the Company's overall weighted average interest rate for consolidated debt including the impact of premium, discount and capitalized loan fee amortization was 4.67%.

(b)
Fixed rate mortgages payable excludes mortgage premium of $1,437, discount of $(622) and capitalized loan fees of $(5,026), net of accumulated amortization, as of December 31, 2016. Unsecured notes payable excludes discount of $(971) and capitalized loan fees of $(3,886), net of accumulated amortization, as of December 31, 2016. Term loans exclude capitalized loan fees of $(2,402), net of accumulated amortization, as of December 31, 2016. In the consolidated debt maturity schedule, maturity amounts for each year include scheduled principal amortization payments.

(c)
Reflects $250,000 of LIBOR-based variable rate debt that has been swapped to a weighted average fixed rate of 0.6677% plus a credit spread based on a leverage grid ranging from 1.30% to 2.20% through December 31, 2017. The applicable credit spread was 1.30% as of December 31, 2016.

(d)	Represents interest rates as of December 31, 2016.

4th Quarter 2016 Supplemental Information	8

Retail Properties of America, Inc.
Summary of Indebtedness as of December 31, 2016
(dollar amounts in thousands)

Description	Maturity Date	Interest Rate (a)		Interest Rate Type	Secured or Unsecured	Balance as of 12/31/2016
Consolidated Indebtedness
Lincoln Park	12/01/17	4.05%		Fixed	Secured	$25,054
Corwest Plaza	04/01/19	7.25%		Fixed	Secured	14,018
Dorman Center	04/01/19	7.70%		Fixed	Secured	19,951
Shops at Park Place	05/01/19	7.48%		Fixed	Secured	7,535
Shoppes of New Hope	06/01/19	7.75%		Fixed	Secured	3,381
Village Shoppes at Simonton	06/01/19	7.75%		Fixed	Secured	3,121
Plaza at Marysville	09/01/19	8.00%		Fixed	Secured	8,590
Forks Town Center	10/01/19	7.70%		Fixed	Secured	7,838
IW JV 2009 portfolio (45 properties) (b)	12/01/19	7.50%		Fixed	Secured	379,435	(b)
Sawyer Heights Village	07/01/21	5.00%		Fixed	Secured	18,700
Ashland & Roosevelt (bank pad)	02/25/22	7.48%		Fixed	Secured	973
Gardiner Manor Mall	03/01/22	4.95%		Fixed	Secured	34,747
Peoria Crossings	04/01/22	4.82%		Fixed	Secured	24,131
Southlake Corners	04/01/22	4.89%		Fixed	Secured	20,945
Tollgate Marketplace	04/01/22	4.84%		Fixed	Secured	35,000
Town Square Plaza	04/01/22	4.82%		Fixed	Secured	16,815
Village Shoppes at Gainesville	04/01/22	4.25%		Fixed	Secured	19,430
Reisterstown Road Plaza	06/01/22	5.25%		Fixed	Secured	46,250
Gateway Village	01/01/23	4.14%		Fixed	Secured	34,999
Home Depot Plaza	12/01/26	4.82%		Fixed	Secured	10,750
Northgate North	06/01/27	4.50%		Fixed	Secured	26,352
The Shoppes at Union Hill (c)	06/01/31	3.75%		Fixed	Secured	15,380
Mortgages payable (d)						773,395

Senior notes – 4.12% due 2021	06/30/21	4.12%		Fixed	Unsecured	100,000
Senior notes – 4.58% due 2024	06/30/24	4.58%		Fixed	Unsecured	150,000
Senior notes – 4.00% due 2025	03/15/25	4.00%		Fixed	Unsecured	250,000
Senior notes – 4.08% due 2026	09/30/26	4.08%		Fixed	Unsecured	100,000
Senior notes – 4.24% due 2028	12/28/28	4.24%		Fixed	Unsecured	100,000
Unsecured notes payable (d)						700,000

Term loan	01/05/21	1.97%	(e)	Fixed	Unsecured	250,000
Term loan	05/11/18	2.22%		Variable	Unsecured	200,000
Revolving line of credit	01/05/20	2.12%		Variable	Unsecured	86,000
Unsecured credit facility (d)						536,000

Total consolidated indebtedness (f)	04/03/22	4.44%				$2,009,395

(a)
Interest rates presented exclude the impact of premium, discount and capitalized loan fee amortization. As of December 31, 2016, the Company's overall weighted average interest rate for consolidated debt including the impact of premium, discount and capitalized loan fee amortization was 4.67%.

(b)
Subsequent to December 31, 2016, the Company defeased the IW JV 2009 cross-collateralized portfolio of mortgages payable and incurred a defeasance premium of $60,198. As a result, the 45 properties that secured the mortgages payable as of December 31, 2016 are no longer encumbered by mortgages.

(c)	The mortgage debt was assumed in conjunction with the acquisition of the property on April 1, 2016.

(d)
Mortgages payable excludes mortgage premium of $1,437, discount of $(622) and capitalized loan fees of $(5,026), net of accumulated amortization, as of December 31, 2016. Unsecured notes payable excludes discount of $(971) and capitalized loan fees of $(3,886), net of accumulated amortization, as of December 31, 2016. Term loans exclude capitalized loan fees of $(2,402), net of accumulated amortization, as of December 31, 2016.

(e)
Reflects $250,000 of LIBOR-based variable rate debt that has been swapped to a weighted average fixed rate of 0.6677% plus a credit spread based on a leverage grid ranging from 1.30% to 2.20% through December 31, 2017. The applicable credit spread was 1.30% as of December 31, 2016.

(f)
Subsequent to December 31, 2016, the Company received funding on a seven-year $200,000 unsecured term loan that is priced on a leverage grid at a rate of LIBOR plus a credit spread ranging from 1.70% to 2.55% and matures on November 22, 2023. Also subsequent to December 31, 2016, the Company entered into two agreements to swap a total of $200,000 of LIBOR-based variable rate debt to a fixed interest rate of 1.2628% plus the relevant credit spread through November 22, 2018.

4th Quarter 2016 Supplemental Information	9

Retail Properties of America, Inc.
Development Projects as of December 31, 2016
(dollar amounts in thousands)

Property Name	Metropolitan Statistical Area (MSA)	Included in Same store portfolio (a)	Total Estimated Net Costs (b)	Net Costs Inception to Date	Incremental Gross Leasable Area (GLA)	Targeted Completion (c)	Projected Incremental Return on Cost (d)	Project Description

Redevelopments
Reisterstown Road Plaza	Baltimore	No	$12,000-$13,000	$1,417	(52,500)	Q4 2017	9.5%-11.5%	Reconfigure existing space with a facade renovation and the addition of a multi-tenant retail pad
Towson Circle (e)	Baltimore	No	$33,000-$35,000	$10,053	(40,000)	Q3 2019	8.0%-10.0%	Mixed-use redevelopment that will include double-sided street level retail with approximately 390 residential units above

Expansions and Pad Developments
Pavilion at King's Grant	Charlotte	Yes	$2,300	$383	32,400	Q2 2017	15.0%-16.0%	32,400 sq. ft. expansion
Shops at Park Place	Dallas	Yes	$3,900	$390	25,040	Q2 2017	8.75%-9.75%	25,040 sq. ft. pad development
Lakewood Towne Center	Seattle	Yes	$1,900	$114	4,500	Q3 2017	7.0%-8.0%	4,500 sq. ft. pad development

Property Name	MSA	Included in Same store portfolio (a)	Targeted Commencement	Project Description

Redevelopment Pipeline
Boulevard at the Capital Centre	Washington, D.C.	No	2018	Dimensions Healthcare/University of Maryland Regional Medical Center phased redevelopment; Certificate of Need approved in October 2016
Merrifield Town Center II	Washington, D.C.	No (f)	2019	Mixed-use redevelopment and monetization of air rights
Tysons Corner	Washington, D.C.	No (f)	2021	Redevelopment with increased density

(a)
The Company's same store portfolio consists of retail operating properties acquired or placed in service and stabilized prior to January 1, 2015. A property is removed from the Company's same store portfolio if the project is considered to significantly impact the existing property's NOI and activities have begun in anticipation of the project. Expansions and Pad Developments are not considered to significantly impact the existing property's NOI, and therefore, have not been removed from the Company's same store portfolio if they have otherwise met the criteria to be included in the Company's same store portfolio for the year ended December 31, 2016.

(b)	Net costs represent the Company's estimated share of the project costs, net of proceeds from land sales, reimbursement from third parties and contributions from project partners, as applicable.

(c)
A redevelopment is considered complete and its classification changed from development to operating when it is substantially completed and held available for occupancy, but no later than one year from the completion of major construction activity.

(d)
Projected Incremental Return on Cost (ROC) generally reflects only the unleveraged incremental NOI generated by the project upon stabilization and is calculated as incremental NOI divided by incremental cost. A property is considered stabilized upon reaching 90% occupancy, but no later than one year from the date it was classified as operating. Incremental NOI is the difference between NOI expected to be generated by the stabilized project and the NOI generated prior to the commencement of active redevelopment, development or expansion of the space. ROC does not include peripheral impacts, such as the impact on future lease rollover at the property or the impact on the long-term value of the property.

(e)	The Company expects to begin demolition activities in Q3 2017.

(f)	Property was acquired subsequent to December 31, 2014, and as such, does not meet the criteria to be included in the Company's same store portfolio for the year ended December 31, 2016.

The Company cannot guarantee that (i) ROC will be generated at the percentage listed or at all, (ii) total net costs associated with these projects will be equal to the total estimated net costs, (iii) project completion or stabilization will occur when anticipated or (iv) that the Company will ultimately complete any or all of these projects. The ROC and total estimated net costs reflect the Company's best estimate based upon current information, may change over time and are subject to certain conditions which are beyond the Company's control, including, without limitation, general economic conditions, market conditions and other business factors.

4th Quarter 2016 Supplemental Information	10

Retail Properties of America, Inc.
Development Projects as of December 31, 2016 (continued)
(dollar amounts in thousands)

The Company has identified the following potential expansion and pad development opportunities to add stand-alone buildings, convert previously under-utilized space or develop additional retail GLA at existing properties. Executing on these opportunities may be subject to certain conditions which are beyond the Company's control, including, without limitation, government approvals, tenant consents as well as general economic, market and other conditions and, therefore, the Company can provide no assurances that any of the expansion and pad development opportunities (i) will be executed on, (ii) will commence when anticipated or (iii) will ultimately be realized.

Property Name	MSA	Included in Same store portfolio (a)	Potential Additional Square Feet

Expansions and Pad Development Opportunities
Southlake Town Square	Dallas	Yes	275,000
One Loudoun Downtown	Washington, D.C.	No (b)	182,000	(c)
Governor's Marketplace	Tallahassee	Yes	20,600
Lakewood Towne Center	Seattle	Yes	10,500
Gateway Plaza	Dallas	Yes	8,000
High Ridge Crossing	St. Louis	Yes	7,500
Fox Creek Village	Boulder	Yes	6,000
Century III Plaza	Pittsburgh	Yes	6,000
Humblewood Shopping Center	Houston	Yes	5,000
Watauga Pavilion	Dallas	Yes	5,000
Page Field Commons	Cape Coral-Fort Myers, FL	Yes	4,700
Downtown Crown	Washington, D.C.	No (b)	3,000 - 9,000

(a)
The Company's same store portfolio consists of retail operating properties acquired or placed in service and stabilized prior to January 1, 2015. A property is removed from the Company's same store portfolio if the project is considered to significantly impact the existing property's NOI and activities have begun in anticipation of the project. Expansions and Pad Development Opportunities are not considered to significantly impact the existing property's NOI, and therefore, have not been removed from the Company's same store portfolio if they have otherwise met the criteria to be included in the Company's same store portfolio for the year ended December 31, 2016.

(b)	Property was acquired subsequent to December 31, 2014, and as such, does not meet the criteria to be included in the Company's same store portfolio for the year ended December 31, 2016.

(c)
The acquisition of One Loudoun Downtown – Phase I included vacant parcels that have been approved for future development of up to 182,000 square feet of GLA and rights to develop 285 multi-family units at the property.

Property Name	MSA	Included in Same store portfolio (d)	Total Estimated Net Costs (d)	Net Costs Inception to Date	Incremental GLA	Completion	Projected Incremental Return on Cost (d)	Project Description

Completed Expansions and Pad Developments
Lake Worth Towne Crossing – Parcel	Dallas	No (e)	$2,872	$2,872	15,030	Q4 2015	11.3%	15,030 sq. ft. multi-tenant retail
Parkway Towne Crossing	Dallas	Yes	$3,500	$3,073	21,000	Q3 2016	9.9%	21,000 sq. ft. multi-tenant retail
Heritage Square	Seattle	Yes	$1,500	$1,279	(360)	Q3 2016	11.2%	4,200 sq. ft. redevelopment of outparcel for new tenant, Corner Bakery

(d)	See footnotes on page 10.

(e)
The expansion was completed on a land parcel acquired on March 24, 2015, and as such, does not meet the criteria to be included in the Company's same store portfolio for the year ended December 31, 2016.

4th Quarter 2016 Supplemental Information	11

Retail Properties of America, Inc.
Acquisitions for the Year Ended December 31, 2016
(amounts in thousands, except square footage amounts)

Property Name	Acquisition Date	MSA	Property Type	GLA	Purchase Price	Mortgage Debt Assumed

Shoppes at Hagerstown (a)	January 15, 2016	Hagerstown	Multi-tenant retail	113,000	$27,055	$—
Merrifield Town Center II (a)	January 15, 2016	Washington, D.C.	Multi-tenant retail	76,000	45,676	—
Oak Brook Promenade	March 29, 2016	Chicago	Multi-tenant retail	183,200	65,954	—
The Shoppes at Union Hill (b)	April 1, 2016	New York	Multi-tenant retail	91,700	63,060	15,971
Ashland & Roosevelt (c)	April 29, 2016	Chicago	Ground lease interest (c)	—	13,850	—
Tacoma South	May 5, 2016	Seattle	Multi-tenant retail	230,700	39,400	—
Eastside	June 15, 2016	Dallas	Multi-tenant retail	67,100	23,842	—
Woodinville Plaza (d)	August 30, 2016	Seattle	Anchor space improvements (d)	—	4,500	—
One Loudoun Downtown – Phase I (e)	November 22, 2016	Washington, D.C.	Multi-tenant retail	340,600	124,971	—

			Total 2016 acquisitions	1,102,300	$408,308	$15,971

(a)	These properties were acquired as a two-property portfolio. Merrifield Town Center II also contains 62,000 square feet of storage space for a total of 138,000 square feet.

(b)	In conjunction with the acquisition, the Company assumed mortgage debt with a principal balance of $15,971 and an interest rate of 3.75% that matures in 2031.

(c)
The Company acquired the fee interest in an existing wholly-owned multi-tenant retail operating property, which was previously subject to a ground lease with a third party. As a result, the total number of properties in the Company's portfolio was not affected.

(d)
The Company acquired the anchor space improvements, which were previously subject to a ground lease with the Company, at an existing wholly-owned multi-tenant retail operating property. As a result, the total number of properties in the Company's portfolio was not affected.

(e)
The remaining phases at One Loudoun Downtown, representing an aggregate gross purchase price of up to $35,500, are expected to close throughout the first three quarters of 2017 as the seller completes construction on stand-alone buildings at the property.

Subsequent to December 31, 2016, the Company closed on the following acquisition:

Property Name	Acquisition Date	MSA	Property Type	GLA	Gross Purchase Price	Mortgage Debt Assumed

Main Street Promenade (f)	January 13, 2017	Chicago	Multi-tenant retail	181,600	$88,000	$—

		Subsequent acquisition		181,600	$88,000	$—

(f)	This property was acquired through a consolidated variable interest entity (VIE) to facilitate a potential Internal Revenue Code Section 1031 tax-deferred exchange (1031 Exchange).

4th Quarter 2016 Supplemental Information	12

Retail Properties of America, Inc.
Dispositions for the Year Ended December 31, 2016
(amounts in thousands, except square footage amounts)

Property Name	Disposition Date	Property Type	GLA	Consideration		Debt Repaid, Forgiven, Assumed or Defeased		Defeasance Cost / Prepayment Premium

The Gateway	February 1, 2016	Multi-tenant retail	623,200	$75,000	(a)	$94,353	(a)	$—
Stateline Station	February 10, 2016	Multi-tenant retail	142,600	17,500		—		—
Six Property Portfolio (b)	March 30, 2016	Single-user retail	230,400	35,413		—		—
CVS Pharmacy – Oklahoma City	April 20, 2016	Single-user retail	10,900	4,676		—		—
Rite Aid Store (Eckerd)–Canandaigua & Tim Horton Donut Shop (c)	June 2, 2016	Single-user retail	16,600	5,400		—		—
Academy Sports – Midland	June 15, 2016	Single-user retail	61,200	5,541		—		—
Four Rite Aid Portfolio (d)	June 23, 2016	Single-user retail	45,400	15,934		—		—
Beachway Plaza – Chase Bank outparcel	June 30, 2016	Single-user outparcel	3,400	2,639		—		—
Broadway Shopping Center	July 8, 2016	Multi-tenant retail	190,300	20,500		—		—
Mid-Hudson Center	July 21, 2016	Multi-tenant retail	235,600	27,500		—		—
Rite Aid Store (Eckerd), Main St.–Buffalo	July 27, 2016	Single-user retail	10,900	3,388		—		—
Rite Aid Store (Eckerd) – Lancaster	July 29, 2016	Single-user retail	10,900	3,425		—		—
Alison's Corner	August 4, 2016	Multi-tenant retail	55,100	7,850		—		—
Rite Aid Store (Eckerd) – Lake Ave.	August 5, 2016	Single-user retail	13,200	5,400		—		—
Maple Tree Place	August 12, 2016	Multi-tenant retail	489,000	90,000		—		—
CVS Pharmacy – Burleson	August 12, 2016	Single-user retail	10,900	4,190		—		—
Mitchell Ranch Plaza	August 18, 2016	Multi-tenant retail	199,600	55,625		—		—
Rite Aid Store (Eckerd), E. Main St. – Batavia	August 22, 2016	Single-user retail	13,800	5,050		—		—
Rite Aid Store (Eckerd) – Lockport	September 9, 2016	Single-user retail	13,800	4,690		—		—
Rite Aid Store (Eckerd), Ferry St.–Buffalo	September 9, 2016	Single-user retail	10,900	3,600		—		—
Walgreens – Northwoods	November 9, 2016	Single-user retail	16,300	6,450		—		—
Ten Rite Aid Portfolio (e)	November 23, 2016	Single-user retail	119,700	30,000		—		—
Vail Ranch Plaza	December 8, 2016	Multi-tenant retail	101,800	27,450		—		—
Pacheco Pass Phase I & II	December 15, 2016	Multi-tenant retail	194,300	41,500		—		—
South Billings Center (f)	December 16, 2016	Development (f)	—	2,250		—		—
Rite Aid Store (Eckerd) – Colesville	December 22, 2016	Single-user retail	13,400	7,700		3,738	(g)	634	(g)
Commons at Royal Palm	December 29, 2016	Multi-tenant retail	156,500	23,700		—		—
CVS Pharmacy (Eckerd) – Edmond & CVS Pharmacy (Eckerd) – Norman (h)	December 30, 2016	Single-user retail	27,600	10,630		6,957	(g)	1,180	(g)

	Total 2016 dispositions		3,017,300	$543,001		$105,048		$1,814

(a)
The property was disposed of through a lender-directed sale in full satisfaction of the Company's mortgage obligation. Immediately prior to the disposition, the lender reduced the Company's loan obligation to $75,000 which was assumed by the buyer in connection with the disposition. Along with the loan reduction, the lender received the balance of the restricted escrows that they held and the rights to unpaid accounts receivable and forgave accrued interest, resulting in a net gain on extinguishment of debt of $13,653.

(b)
Portfolio consists of the following properties: (i) Academy Sports – Houma, (ii) Academy Sports – Port Arthur, (iii) Academy Sports – San Antonio, (iv) CVS Pharmacy – Moore, (v) CVS Pharmacy – Saginaw and (vi) Rite Aid Store (Eckerd) – Olean.

(c)	The terms of the disposition of Rite Aid Store (Eckerd) – Canandaigua and Tim Horton Donut Shop were negotiated as a single transaction.

(d)
Portfolio consists of the following properties: (i) Rite Aid Store (Eckerd) – Cheektowaga, (ii) Rite Aid Store (Eckerd), W. Main St. – Batavia, (iii) Rite Aid Store (Eckerd), Union Rd. and (iv) Rite Aid Store (Eckerd) – Greece.

(e)
Portfolio consists of the following properties: (i) Rite Aid Store (Eckerd) – Chattanooga, (ii) Rite Aid Store (Eckerd) – Yorkshire, (iii) Rite Aid Store (Eckerd), Sheridan Dr. – Amherst, (iv) Rite Aid Store (Eckerd) – Grand Island, (v) Rite Aid Store (Eckerd) – North Chili, (vi) Rite Aid Store (Eckerd) – Tonawanda, (vii) Rite Aid Store (Eckerd) – Irondequoit, (viii) Rite Aid Store (Eckerd) – Hudson, (ix) Rite Aid Store (Eckerd), Transit Rd. – Amherst and (x) Rite Aid Store (Eckerd), Harlem Rd. – West Seneca.

(f)	South Billings Center was classified as a development property but was not under active development.

(g)	The Company defeased a portion of the IW JV 2009 portfolio of mortgages payable to unencumber the properties in conjunction with their dispositions.

(h)	The terms of the disposition of CVS Pharmacy (Eckerd) – Edmond and CVS Pharmacy (Eckerd) – Norman were negotiated as a single transaction.

Subsequent to December 31, 2016, the Company closed on the following disposition:

Property Name	Disposition Date	Property Type	GLA	Consideration	Debt Repaid or Defeased	Defeasance Cost / Prepayment Premium

Rite Aid Store (Eckerd), Culver Rd.	January 27, 2017	Single-user retail	10,900	$500	$—	$—

	Subsequent disposition		10,900	$500	$—	$—

4th Quarter 2016 Supplemental Information	13

Retail Properties of America, Inc.
Market Summary as of December 31, 2016
(dollar amounts and square footage in thousands)

Property Type/Market	Number of Properties	Annualized Base Rent (ABR) (a)	% of Total Multi-Tenant Retail ABR (a)	ABR per Occupied Sq. Ft.	GLA (a)	% of Total Multi-Tenant Retail GLA (a)	Occupancy	% Leased Including Signed

Multi-Tenant Retail:
Target Markets
Dallas, Texas	20	$82,265	20.4%	$21.56	4,098	16.2%	93.1%	93.4%
Washington, D.C. / Baltimore, Maryland	13	49,935	12.4%	21.83	2,611	10.3%	87.6%	88.5%
New York, New York	8	34,091	8.4%	27.69	1,260	5.0%	97.7%	98.0%
Chicago, Illinois	6	20,117	5.0%	19.72	1,076	4.3%	94.8%	95.0%
Seattle, Washington	8	19,514	4.8%	14.32	1,473	5.8%	92.5%	94.6%
Atlanta, Georgia	9	19,385	4.8%	12.97	1,513	6.0%	98.8%	98.8%
Houston, Texas	9	15,423	3.8%	14.08	1,141	4.5%	96.0%	96.2%
San Antonio, Texas	3	11,630	2.8%	16.29	724	2.9%	98.6%	98.6%
Phoenix, Arizona	3	10,015	2.5%	17.17	632	2.5%	92.3%	92.3%
Austin, Texas	4	5,199	1.3%	15.99	350	1.4%	92.9%	92.9%
Subtotal	83	267,574	66.2%	19.21	14,878	58.9%	93.6%	94.1%

Non-Target – Top 50 MSAs
California	3	11,229	2.8%	19.80	658	2.6%	86.2%	92.5%
Florida	5	7,826	1.9%	20.08	396	1.5%	98.4%	98.4%
Pennsylvania	3	5,653	1.4%	12.06	473	1.9%	99.1%	99.1%
Virginia	1	4,955	1.2%	17.86	308	1.2%	90.1%	90.1%
Missouri	2	4,777	1.2%	9.70	530	2.1%	92.9%	92.9%
Rhode Island	3	3,943	1.0%	14.98	271	1.1%	97.1%	97.1%
Indiana	2	2,966	0.7%	14.63	205	0.8%	98.9%	98.9%
North Carolina	1	2,829	0.7%	11.61	286	1.1%	85.2%	100.0%
Connecticut	1	2,669	0.7%	23.21	115	0.5%	100.0%	100.0%
Massachusetts	1	1,719	0.4%	16.22	106	0.4%	100.0%	100.0%
Alabama	1	1,183	0.3%	15.17	78	0.3%	100.0%	100.0%
Tennessee	1	1,038	0.3%	11.55	93	0.4%	96.6%	96.6%
South Carolina	1	839	0.2%	12.34	68	0.3%	100.0%	100.0%
Subtotal	25	51,626	12.8%	15.36	3,587	14.2%	93.7%	96.0%

Subtotal Target Markets and Top 50 MSAs	108	319,200	79.0%	18.47	18,465	73.1%	93.6%	94.5%

Non-Target – Other
South Carolina	8	14,299	3.5%	12.45	1,173	4.6%	97.9%	98.1%
Texas	3	8,458	2.1%	13.33	651	2.6%	97.5%	97.5%
Florida	3	7,622	1.9%	13.87	616	2.4%	89.2%	89.2%
Michigan	1	7,040	1.7%	22.44	333	1.3%	94.2%	95.7%
Massachusetts	1	5,753	1.4%	10.79	537	2.1%	99.3%	99.3%
New York	2	5,714	1.4%	9.48	604	2.4%	99.8%	99.8%
Tennessee	2	4,782	1.2%	11.52	445	1.8%	93.3%	93.3%
North Carolina	1	4,140	1.0%	10.99	380	1.5%	99.1%	99.1%
Washington	1	4,091	1.0%	12.87	378	1.5%	84.1%	84.4%
New Mexico	1	3,687	0.9%	16.56	224	0.9%	99.4%	99.4%
Georgia	2	3,652	0.9%	13.13	305	1.2%	91.2%	91.2%
Pennsylvania	3	3,647	0.9%	15.21	264	1.0%	90.8%	90.8%
Alabama	3	3,499	0.9%	12.77	274	1.1%	100.0%	100.0%
Connecticut	2	2,514	0.6%	12.96	194	0.8%	100.0%	100.0%
Maryland	1	1,999	0.5%	19.02	113	0.5%	93.0%	95.2%
Louisiana	1	1,520	0.4%	13.29	116	0.5%	98.6%	98.6%
Colorado	1	1,438	0.4%	13.71	108	0.4%	97.1%	97.1%
Ohio	1	1,029	0.3%	13.54	76	0.3%	100.0%	100.0%
Subtotal	37	84,884	21.0%	13.06	6,791	26.9%	95.7%	95.9%

Total Multi-Tenant Retail	145	404,084	100.0%	16.98	25,256	100.0%	94.2%	94.9%

Single-User Retail	11	12,823		22.26	576		100.0%	100.0%

Total Retail	156	416,907		17.11	25,832		94.3%	95.0%

Office	1	69		7.01	895		1.1%	44.3%

Total Operating Portfolio (b)	157	$416,976		$17.11	26,727		91.2%	93.3%

(a)
Excludes $7,857 of multi-tenant retail ABR and 816 square feet of multi-tenant retail GLA attributable to the Company's two active redevelopments, which are located in the Washington, D.C./Baltimore MSA. Including these amounts, 66.9% of the Company's multi-tenant retail ABR and 60.2% of the Company's multi-tenant retail GLA is located in Target Markets.

(b)	Excludes one multi-tenant retail operating property and one single-user retail operating property classified as held for sale as of December 31, 2016.

4th Quarter 2016 Supplemental Information	14

Retail Properties of America, Inc.
Retail Operating Portfolio Occupancy Breakdown as of December 31, 2016
(square footage in thousands)

Total Retail Operating Portfolio:

	Target Markets		Non-Target – Top 50 MSAs		Non-Target – Other		Total Multi-Tenant Retail		Single-User Retail		Total Retail (a)
Number of Properties	83		25		37		145		11		156
	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	% Leased Including Signed

25,000+ sq ft	6,789	96.9%	1,966	95.6%	3,879	97.9%	12,634	97.0%	500	100.0%	13,134	97.1%	97.5%
10,000-24,999 sq ft	2,706	94.7%	749	92.5%	1,215	98.7%	4,670	95.4%	76	100.0%	4,746	95.5%	96.7%
Anchor	9,495	96.3%	2,715	94.8%	5,094	98.1%	17,304	96.6%	576	100.0%	17,880	96.7%	97.3%

5,000-9,999 sq ft	2,099	93.2%	346	97.0%	653	93.8%	3,098	93.7%	—	—	3,098	93.7%	94.2%
0-4,999 sq ft	3,284	86.3%	526	86.2%	1,044	85.2%	4,854	86.1%	—	—	4,854	86.1%	87.1%
Non-Anchor	5,383	89.0%	872	90.5%	1,697	88.5%	7,952	89.0%	—	—	7,952	89.0%	89.9%

Total	14,878	93.6%	3,587	93.7%	6,791	95.7%	25,256	94.2%	576	100.0%	25,832	94.3%	95.0%

(a)	Excludes one multi-tenant retail operating property and one single-user retail operating property classified as held for sale as of December 31, 2016.

4th Quarter 2016 Supplemental Information	15

Retail Properties of America, Inc.
Top Retail Tenants as of December 31, 2016
(dollar amounts and square footage in thousands)

The following table sets forth information regarding the 20 largest tenants in the Company's retail operating portfolio based on ABR as of December 31, 2016. Dollars (other than per square foot information) and square feet of GLA are presented in thousands.

Tenant	Primary DBA	Number of Stores	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	Occupied GLA	% of Occupied GLA

Best Buy Co., Inc.	Best Buy, Pacific Sales	20	$12,219	2.9%	$15.53	787	3.2%

Ahold U.S.A. Inc.	Giant Foods, Stop & Shop, Martin's	9	11,006	2.6%	19.87	554	2.3%

Ross Stores, Inc.	Ross Dress for Less	30	9,752	2.3%	11.04	883	3.6%

The TJX Companies, Inc.	HomeGoods, Marshalls, T.J. Maxx	33	9,406	2.3%	9.95	945	3.9%

Bed Bath & Beyond Inc.	Bed Bath & Beyond, Buy Buy Baby, The Christmas Tree Shops, Cost Plus World Market	24	8,434	2.0%	13.43	628	2.6%

PetSmart, Inc.		26	7,993	1.9%	14.91	536	2.2%

Regal Entertainment Group	Edwards Cinema	2	6,911	1.7%	31.56	219	0.9%

AB Acquisition LLC	Safeway, Jewel-Osco, Shaw's Supermarket, Tom Thumb	8	6,134	1.5%	13.19	465	1.9%

Michaels Stores, Inc.	Michaels, Aaron Brothers Art & Frame	23	6,108	1.5%	11.86	515	2.1%

Gap Inc.	Old Navy, Banana Republic, The Gap, Gap Factory Store, Athleta	26	5,396	1.3%	16.35	330	1.4%

Dick's Sporting Goods, Inc.	Dick's Sporting Goods, Golf Galaxy, Field & Stream	9	5,325	1.3%	13.55	393	1.6%

The Kroger Co.	Kroger, Harris Teeter, King Soopers, QFC	10	5,289	1.3%	10.02	528	2.2%

Ascena Retail Group Inc.	Dress Barn, Lane Bryant, Justice, Catherine's, Ann Taylor, Maurices, LOFT	47	5,182	1.2%	20.32	255	1.0%

Pier 1 Imports, Inc.		24	4,970	1.2%	20.45	243	1.0%

Publix Super Markets Inc.		11	4,964	1.2%	10.65	466	1.9%

Office Depot, Inc.	Office Depot, OfficeMax	17	4,953	1.2%	14.19	349	1.4%

Lowe's Companies, Inc.		6	4,790	1.1%	6.44	744	3.1%

BJ's Wholesale Club, Inc.		2	4,609	1.1%	18.81	245	1.0%

Party City Holdings Inc.		23	4,496	1.1%	14.50	310	1.3%

Mattress Firm Holding Corp.	Mattress Firm, Sleepy's	30	4,257	1.0%	28.57	149	0.6%
Total Top Retail Tenants		380	$132,194	31.7%	$13.85	9,544	39.2%

4th Quarter 2016 Supplemental Information	16

Retail Properties of America, Inc.
Retail Leasing Activity Summary
(square footage amounts in thousands)

The following table summarizes the leasing activity in the Company's retail operating portfolio as of December 31, 2016 and for the preceding four quarters. Leases of less than 12 months have been excluded.

Total Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent per Square Foot (PSF) (a)	Prior Contractual Rent PSF (a)	% Change over Prior ABR (a)		WA Lease Term	Tenant Allowances PSF
Q4 2016	136	502	$23.20	$21.73	6.76%		5.96	$10.98
Q3 2016	135	1,121	$16.62	$15.36	8.20%		5.70	$5.58
Q2 2016	129	920	$18.26	$16.89	8.11%		6.14	$9.20
Q1 2016	140	789	$21.75	$20.39	6.67%	(b)	5.05	$7.02
Total – 12 months	540	3,332	$19.47	$18.12	7.45%		5.68	$7.73

Comparable Renewal Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR		WA Lease Term	Tenant Allowances PSF
Q4 2016	89	357	$23.71	$22.70	4.45%		4.91	$0.62
Q3 2016	87	756	$16.44	$15.34	7.17%		4.66	$0.13
Q2 2016	91	581	$18.19	$17.01	6.94%		4.85	$0.96
Q1 2016	105	627	$22.57	$21.03	7.32%	(b)	4.67	$3.36
Total – 12 months	372	2,321	$19.65	$18.43	6.62%		4.75	$1.29

Comparable New Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR		WA Lease Term	Tenant Allowances PSF
Q4 2016	10	57	$19.95	$15.66	27.39%		9.28	$47.54
Q3 2016	15	85	$18.22	$15.58	16.94%		9.13	$33.65
Q2 2016	12	91	$18.74	$16.11	16.33%		10.91	$22.81
Q1 2016	17	102	$16.73	$16.44	1.76%		8.68	$28.55
Total – 12 months	54	335	$18.20	$16.00	13.75%		9.53	$31.50

Non-Comparable New and Renewal Leases (c)
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR		WA Lease Term	Tenant Allowances PSF
Q4 2016	37	88	$23.44	n/a	n/a		8.42	$29.26
Q3 2016	33	280	$11.44	n/a	n/a		8.06	$11.77
Q2 2016	26	248	$13.40	n/a	n/a		7.78	$23.49
Q1 2016	18	60	$15.03	n/a	n/a		4.16	$8.53
Total – 12 months	114	676	$14.04	n/a	n/a		7.67	$18.07

(a)	Excludes the impact of Non-Comparable New and Renewal Leases.

(b)
Excluding the impact from eight Rite Aid leases that were extended to effectuate the planned 2016 disposition of these single-user assets, combined comparable re-leasing spreads were approximately 7.95% and comparable renewal re-leasing spreads were approximately 8.88% for the three months ended March 31, 2016 over previous rental rates. Four of the eight Rite Aid properties were sold during the three months ended June 30, 2016 and the remaining four were sold during the three months ended September 30, 2016.

(c)
Includes (i) leases signed on units that were vacant for over 12 months, (ii) leases signed without fixed rental payments and (iii) leases signed where the previous and the current lease do not have a consistent lease structure.

4th Quarter 2016 Supplemental Information	17

Retail Properties of America, Inc.
Retail Lease Expirations as of December 31, 2016
(dollar amounts and square footage in thousands)

The following tables set forth a summary, as of December 31, 2016, of lease expirations scheduled to occur during 2017 and each of the nine calendar years from 2018 to 2026 and thereafter, assuming no exercise of renewal options or early termination rights for all leases in the Company's retail operating portfolio. The following tables are based on leases commenced as of December 31, 2016. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the table.

Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2017	356	$25,470	6.2%	$18.51	$25,519	$18.55	1,376	5.6%	5.3%
2018	472	52,328	12.5%	19.17	52,884	19.38	2,729	11.2%	10.5%
2019	533	69,138	16.6%	18.76	70,144	19.04	3,685	15.1%	14.2%
2020	379	47,443	11.4%	15.97	48,438	16.30	2,971	12.2%	11.5%
2021	339	50,077	12.0%	18.05	51,481	18.55	2,775	11.4%	10.8%
2022	199	40,206	9.6%	14.34	43,247	15.42	2,804	11.6%	10.8%
2023	117	25,364	6.0%	15.36	27,372	16.58	1,651	6.7%	6.4%
2024	161	30,299	7.3%	16.14	32,889	17.52	1,877	7.7%	7.3%
2025	105	23,282	5.6%	16.51	25,477	18.07	1,410	5.8%	5.5%
2026	89	16,640	4.0%	18.74	19,159	21.58	888	3.7%	3.4%
Thereafter	80	35,265	8.5%	16.51	41,765	19.55	2,136	8.7%	8.3%
Month to month	22	1,395	0.3%	20.82	1,395	20.82	67	0.3%	0.3%
Leased Total	2,852	$416,907	100.0%	$17.11	$439,770	$18.05	24,369	100.0%	94.3%

Leases signed but not commenced	28	$3,924	—	$23.08	$4,226	$24.86	170	—	0.7%
Available							1,293	—	5.0%

The following tables break down the above information into anchor (10,000 sf and above) and non-anchor (under 10,000 sf) details for the Company's retail operating portfolio. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the tables.

Anchor
Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2017	22	$4,846	1.2%	$9.32	$4,846	$9.32	520	2.1%	2.0%
2018	60	20,452	4.9%	13.36	20,542	13.42	1,531	6.3%	5.9%
2019	89	36,244	8.7%	15.01	36,350	15.06	2,414	9.9%	9.3%
2020	75	24,097	5.8%	11.99	24,125	12.00	2,010	8.2%	7.8%
2021	66	27,590	6.6%	14.30	27,611	14.31	1,930	7.9%	7.5%
2022	65	28,091	6.7%	12.06	29,866	12.82	2,330	9.6%	9.0%
2023	39	17,717	4.2%	13.11	18,707	13.85	1,351	5.5%	5.2%
2024	46	18,390	4.4%	12.33	19,336	12.96	1,492	6.1%	5.8%
2025	30	14,391	3.5%	12.96	15,271	13.76	1,110	4.6%	4.3%
2026	25	8,669	2.1%	13.89	9,342	14.97	624	2.6%	2.4%
Thereafter	39	29,499	7.1%	15.05	34,594	17.65	1,960	8.0%	7.6%
Month to month	1	165	—%	11.00	165	11.00	15	0.1%	0.1%
Leased Total	557	$230,151	55.2%	$13.31	$240,755	$13.93	17,287	70.9%	66.9%

Leases signed but not commenced	4	$2,155	—	$20.92	$2,235	$21.70	103	—	0.4%
Available							490	—	1.9%

Non-Anchor
Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2017	334	$20,624	5.0%	$24.09	$20,673	$24.15	856	3.5%	3.3%
2018	412	31,876	7.6%	26.61	32,342	27.00	1,198	4.9%	4.6%
2019	444	32,894	7.9%	25.88	33,794	26.59	1,271	5.2%	4.9%
2020	304	23,346	5.6%	24.29	24,313	25.30	961	4.0%	3.7%
2021	273	22,487	5.4%	26.61	23,870	28.25	845	3.5%	3.3%
2022	134	12,115	2.9%	25.56	13,381	28.23	474	2.0%	1.8%
2023	78	7,647	1.8%	25.49	8,665	28.88	300	1.2%	1.2%
2024	115	11,909	2.9%	30.93	13,553	35.20	385	1.6%	1.5%
2025	75	8,891	2.1%	29.64	10,206	34.02	300	1.2%	1.2%
2026	64	7,971	1.9%	30.19	9,817	37.19	264	1.1%	1.0%
Thereafter	41	5,766	1.4%	32.76	7,171	40.74	176	0.7%	0.7%
Month to month	21	1,230	0.3%	23.65	1,230	23.65	52	0.2%	0.2%
Leased Total	2,295	$186,756	44.8%	$26.37	$199,015	$28.10	7,082	29.1%	27.4%

Leases signed but not commenced	24	$1,769	—	$26.40	$1,991	$29.72	67	—	0.3%
Available							803	—	3.1%

(a)	Represents annualized base rent at the scheduled expiration of the lease giving effect to fixed contractual increases in base rent.

4th Quarter 2016 Supplemental Information	18

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions

Gross Leasable Area (GLA)
Gross Leasable Area (GLA) is defined as the aggregate number of square feet available for lease. GLA excludes square footage attributable to third-party managed storage units, of which the Company owned 62,000 square feet as of December 31, 2016.
Occupancy
Occupancy is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property economically occupied by tenants under leases with an initial term of greater than one year, to (b) the aggregate number of square feet for such property.
Percent Leased Including Signed
Percent Leased Including Signed is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the sum of occupied square feet (pursuant to the definition above) of such property and vacant square feet for which a lease with an initial term of greater than one year has been signed, but rent has not yet commenced, to (b) the aggregate number of square feet for such property.
Funds From Operations (FFO) Attributable to Common Shareholders
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) "Net income" or "Net income attributable to common shareholders" as an indicator of the Company's financial performance, or (ii) "Cash flows from operating activities" in accordance with GAAP as a measure of the Company's capacity to fund cash needs, including the payment of dividends.
Operating FFO Attributable to Common Shareholders
Operating FFO attributable to common shareholders is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the financial statement impact of gains or losses associated with the early extinguishment of debt or other liabilities, impairment charges to write down the carrying value of assets other than depreciable real estate, actual or anticipated settlement of litigation involving the Company and executive and realignment separation charges, which are otherwise excluded from the Company's calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) "Net income" or "Net income attributable to common shareholders" as an indicator of the Company's financial performance, or (ii) "Cash flows from operating activities" in accordance with GAAP as a measure of the Company's capacity to fund cash needs, including the payment of dividends. Comparison of the Company's presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Operating Income (NOI)
The Company defines Net Operating Income (NOI) as all revenues other than straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income, less real estate taxes and all operating expenses other than straight-line ground rent expense and amortization of acquired ground lease intangibles, which are non-cash items. NOI consists of Same Store NOI and NOI from Other Investment Properties. The Company believes that NOI, which is a supplemental non-GAAP financial measure, provides an additional and useful operating perspective not immediately apparent from "Operating income" or "Net income attributable to common shareholders" in accordance with GAAP. The Company uses NOI to evaluate its performance on a property-by-property basis because this measure allows management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company's operating results. NOI does not represent an alternative to "Net income" or "Net income attributable to common shareholders" in accordance with GAAP as an indicator of the Company's financial performance. Comparison of the Company's presentation of NOI to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

4th Quarter 2016 Supplemental Information	19

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions (continued)

Same Store NOI and NOI from Other Investment Properties
Same Store NOI for the year ended December 31, 2016 represents NOI from the Company's same store portfolio consisting of 140 retail operating properties acquired or placed in service and stabilized prior to January 1, 2015. NOI from Other Investment Properties for the year ended December 31, 2016 represents NOI primarily from properties acquired during 2015 and 2016, the Company's one remaining office property, three properties where the Company has begun redevelopment and/or activities in anticipation of future redevelopment, the properties that were sold or held for sale in 2015 and 2016, the net income from the Company's wholly-owned captive insurance company and the historical ground rent expense related to an existing same store investment property that was subject to a ground lease with a third party prior to the Company's acquisition of the fee interest on April 29, 2016. For the three months ended December 31, 2016, the Company's same store portfolio consists of 147 retail operating properties inclusive of the same store portfolio for the year ended December 31, 2016 and seven additional retail operating properties that were acquired during the nine months ended September 30, 2015. The financial results reported in Other Investment Properties for the three months ended December 31, 2016 are inclusive of the topics described above for the year ended December 31, 2016 excluding the seven investment properties that were acquired during the nine months ended September 30, 2015.
The Company believes that Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from "Operating income" or "Net income attributable to common shareholders" in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company's operating results. Same Store NOI and NOI from Other Investment Properties do not represent alternatives to "Net income" or "Net income attributable to common shareholders" in accordance with GAAP as indicators of the Company's financial performance. Comparison of the Company's presentation of Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Adjusted EBITDA
Adjusted EBITDA is a supplemental non-GAAP financial measure and represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. The Company believes that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare the Company's performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA should not be considered an alternative to "Net income attributable to common shareholders" as an indicator of the Company's financial performance. Comparison of the Company's presentation of Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDA
Net Debt to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) the Company's total notional debt, excluding unamortized premium, discount and capitalized loan fees, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt net of cash and cash equivalents, which could be used to repay debt, compared to its performance as measured using Adjusted EBITDA. Comparison of the Company's presentation of Net Debt to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt and Preferred Stock to Adjusted EBITDA
Net Debt and Preferred Stock to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) the Company's total notional debt, excluding unamortized premium, discount and capitalized loan fees, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to its performance as measured using Adjusted EBITDA. Comparison of the Company's presentation of Net Debt and Preferred Stock to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

4th Quarter 2016 Supplemental Information	20

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to Same Store NOI

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Net income attributable to common shareholders	$15,932	$644	$157,367	$115,646
Adjustments to reconcile to Same Store NOI:
Preferred stock dividends	2,363	2,363	9,450	9,450
Net income attributable to noncontrolling interest	—	528	—	528
Gain on sales of investment properties	(31,970)	(8,578)	(129,707)	(121,792)
Depreciation and amortization	60,828	51,361	224,430	214,706
Provision for impairment of investment properties	9,328	15,824	20,376	19,937
General and administrative expenses	11,233	14,708	44,522	50,657
Gain on extinguishment of debt	—	—	(13,653)	—
Gain on extinguishment of other liabilities	—	—	(6,978)	—
Interest expense	31,387	28,328	109,730	138,938
Straight-line rental income, net	(1,547)	(1,201)	(4,601)	(3,498)
Amortization of acquired above and below market lease intangibles, net	(579)	(2,275)	(2,991)	(3,621)
Amortization of lease inducements	216	211	1,033	847
Lease termination fees	(269)	(45)	(3,339)	(3,757)
Straight-line ground rent expense	881	925	3,253	3,722
Amortization of acquired ground lease intangibles	(140)	(140)	(560)	(560)
Other expense (income), net	386	(302)	(63)	(1,700)
NOI	98,049	102,351	408,269	419,503
NOI from Other Investment Properties	(11,822)	(17,711)	(81,483)	(103,832)
Same Store NOI	$86,227	$84,640	$326,786	$315,671

4th Quarter 2016 Supplemental Information	21

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands)
(unaudited)

Reconciliation of Mortgages Payable, Net, Unsecured Notes Payable, Net, Unsecured Term Loans, Net and
Unsecured Revolving Line of Credit to Total Net Debt and Total Net Debt and Preferred Stock

	December 31, 2016	December 31, 2015

Mortgages payable, net	$769,184	$1,123,136
Unsecured notes payable, net	695,143	495,576
Unsecured term loans, net	447,598	447,526
Unsecured revolving line of credit	86,000	100,000
Total	1,997,925	2,166,238
Mortgage premium, net of accumulated amortization	(1,437)	(1,865)
Mortgage discount, net of accumulated amortization	622	1
Unsecured notes payable discount, net of accumulated amortization	971	1,090
Capitalized loan fees, net of accumulated amortization	11,314	13,041
Total notional debt	2,009,395	2,178,505
Less: consolidated cash and cash equivalents	(53,119)	(51,424)
Total net debt	1,956,276	2,127,081
Series A preferred stock	135,000	135,000
Total net debt and preferred stock	$2,091,276	$2,262,081

Reconciliation of Net Income Attributable to Common Shareholders to Adjusted EBITDA

	Three Months Ended December 31,
	2016	2015

Net income attributable to common shareholders	$15,932	$644
Preferred stock dividends	2,363	2,363
Interest expense	31,387	28,328
Depreciation and amortization	60,828	51,361
Gain on sales of investment properties, net of noncontrolling interest	(31,970)	(8,050)
Provision for impairment of investment properties	9,328	15,824
Realignment separation charges (a)	—	1,193
Adjusted EBITDA	$87,868	$91,663
Annualized	$351,472	$366,652

(a)	Included in "General and administrative expenses" in the consolidated statements of operations.

4th Quarter 2016 Supplemental Information	22